Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

Among

BIMINI CAPITAL MANAGEMENT, INC.,

ORCHID ISLAND TRS, LLC

and

CITIGROUP GLOBAL MARKETS REALTY CORP.

Dated as of May 27, 2008

MEMBERSHIP INTEREST PURCHASE AGREEMENT

MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated as of May 27, 2008, by and among CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation (“Seller”), BIMINI CAPITAL MANAGEMENT, INC., a Maryland corporation (“Purchaser”), and ORCHID ISLAND TRS, LLC, a Delaware limited liability company (the “Company”).

BACKGROUND

WHEREAS, pursuant to a Membership Interest Purchase, Option and Investor Rights Agreement, dated as of December 21, 2006, by and among Seller, Purchaser and the Company (the “Initial Purchase Agreement”), Seller purchased a non-voting Class B membership interest in the Company constituting 7.5% of the issued and outstanding limited liability company interests of the Company (the “Purchased Membership Interests”) from Purchaser; and

WHEREAS, Seller now wishes to sell and dispose of, and Purchaser wishes to purchase, the Purchased Membership Interests on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions.

(a) As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Membership Interest Purchase Agreement together with the Exhibits attached hereto.

“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in New York City, New York are authorized or required to be closed for the conduct of regular banking business.

“Closing” means the closing of the sale and purchase of the Purchased Membership Interests as contemplated by this Agreement.

“Company Membership Interests” means the issued and outstanding limited liability company interests in the Company regardless of class or series.

“Encumbrances” means any and all liens, encumbrances, charges, security interests, mortgages, pledges, options, title defects, or other adverse claims or restrictions on title of any nature whatsoever and, when used with respect to the Purchased Membership Interests, shall include without limitation, any rights of first refusal or first offer, proxies, voting trusts or agreements.

“GAAP” means United States generally accepted accounting principles as in effect on the date of this Agreement.

“Governmental Authority” means any international, supranational, national, provincial, regional, federal, state, municipal or local government, any instrumentality, subdivision, court, administrative or regulatory agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Losses” means any and all damages, fines, fees, penalties, deficiencies, liabilities, claims, losses (excluding loss of value), demands, judgments, settlements, actions, obligations and costs and expenses (including interest, court costs and the reasonable fees and costs of attorneys, accountants and other experts).

“Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be materially adverse to the business of the Company, taken as a whole, or to the ability of any party to consummate timely the transactions contemplated hereby; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change:  any adverse change, event, development, or effect arising from or relating to (1) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the U.S., or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the U.S., (2) changes in U.S. generally accepted accounting principles, (3) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Authority, (4) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby, or (5) the announcement or consummation of the transactions contemplated by this Agreement.

“Operating Agreement” means the Seventh Amended and Restated Limited Liability Company Agreement of the Company dated as of July 20, 2007, attached hereto as Exhibit A.

“Ordinary Course of Business” means the ordinary course of business consistent with past practice (including with respect to quantity and frequency).

“Person” means any natural person, corporation, general partnership, limited partnership, limited or unlimited liability company, proprietorship, joint venture, other business organization, trust, business trust, union, association, Governmental Authority or other entity.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any other Person (i) of which the first Person owns directly or indirectly 50% or more of the outstanding voting stock or other equity interest in the other Person; (ii) of which the first Person or any other Subsidiary of the first Person is a general partner or (iii) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions with respect to the other Person are at the time owned by the first Person and/or one or more of the first Person’s Subsidiaries.

“Tax” or “Taxes” means (a) any and all U.S. federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including the Federal Insurance Contributions Act), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and (b) any liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another person’s taxes as a transferee or successor, by contract or otherwise.

Section 1.2. Other Defined Terms; Interpretation.

(a) Other terms defined are in the other parts of this Agreement indicated below:

“Amended and Restated Guaranty”	6.2(c)
“Closing Date”	2.3
“Company”	Preamble
“Financial Projections”	4.5(b)
“Financial Statements”	4.5(a)
“Initial Purchase Agreement”	Recitals
“Parent Guaranty”	6.2(c)
“Purchase Price”	2.2
“Purchased Membership Interests”	Recitals
“Purchaser”	Preamble
“Repurchase Agreement”	6.2(c)
“Seller”	Preamble

(b) For the purposes of this Agreement, except to the extent that the context otherwise requires:
                (i) when a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated;

                (ii) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

                (iii) whenever the words “include,” “includes” or “including” (or similar terms) are used in this Agreement, they are deemed to be followed by the words “without limitation”;

                (iv) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

                (v) all terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

                (vi) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

                (vii) if any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day;

                (viii) references to a Person are also to its heirs, personal representatives, permitted successors and assigns;

                (ix) the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

                (x) “contract” includes any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, franchise concession, contract, agreement, permit, license, lease, purchase order, sales order, arrangement or other commitment, obligation or understanding, whether written or oral;

                (xi) “assets” shall include “rights,” including rights under contracts; and

                (xii) “reasonable efforts” or similar terms shall not require the waiver of any rights under this Agreement.

ARTICLE II

PURCHASE AND SALE OF MEMBERSHIP INTERESTS

Section 2.1. Purchase and Sale.  At the Closing, upon the terms and subject to the conditions of this Agreement, Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase from Seller, the Purchased Membership Interests, free and clear of all Encumbrances (other than Encumbrances created by Purchaser or arising under this Agreement, the Initial Purchase Agreement, the Operating Agreement, the Securities Act or any applicable state law).

Section 2.2. Purchase Price.  The purchase price (the “Purchase Price”) to be paid to Seller by Purchaser for the Purchased Membership Interests at the Closing shall be US $50,000, to be paid in immediately available funds.

Section 2.3. Closing.  The Closing shall be held at the offices of Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, at any time after the satisfaction or waiver of all of the conditions (other than those conditions that by their nature are to be satisfied by actions taken at Closing, but subject to the fulfillment or waiver of those conditions) set forth in ARTICLE VI, but no later than on May 27, 2008 (the “Closing Date”).

Section 2.4. Expiration of Option.  Seller acknowledges that the right to purchase Company Membership Interests from Purchaser constituting 7.49% of all of the Company Membership Interests then outstanding, which right Purchaser granted to Seller pursuant to the Initial Purchase Agreement, has expired and is of no further effect.

Section 2.5. Cancellation of Rights.  Each of Seller, Purchaser and the Company agrees that each of their respective rights pursuant to Sections 2.6, 2.7, 2.8 and 2.9 of the Initial Purchase Agreement shall be terminated and of no further effect as of the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby makes the representations and warranties to Purchaser set forth in this Article III.  For purposes of this Article III, the term “knowledge,” when used below with respect to Seller, shall mean the actual knowledge of Seller’s executive officers and directors, as the case may be.

Section 3.1. Organization and Qualification.  Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as it is now being conducted.

Section 3.2. Authority; Binding Effect of Agreement.  Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations and consummate the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Purchaser and the Company, constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 3.3. No Conflicts.  The execution and delivery by Seller of this Agreement and the performance of the transactions contemplated by this Agreement do not and will not (i) conflict with or result in a violation of any provision of the organizational documents of Seller, (ii) to the knowledge of Seller,  result in a violation or breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination, modification or cancellation of, or the loss of a benefit under or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration under the terms, conditions or provisions of any contract or other instrument of any kind to which Seller is now a party or by which any of its assets or properties may be bound or affected, or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Seller, except with respect to clauses (ii) and (iii) for such violations, breaches and defaults as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect or for which Seller has obtained a valid waiver; provided, however, that any such violation, breach or default shall be deemed to be a Material Adverse Effect in the event that such violation, breach or default entitles any person to take an action to invalidate the transactions contemplated by this Agreement.

Section 3.4. Consents and Approvals.  No declaration, filing or registration with, or notice to, or authorization, consent, order or approval of, any Governmental Authority is required to be obtained or made in connection with or as a result of the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated by this Agreement, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as are required to be made under the U.S. federal securities laws and, for those, the failure of which to obtain would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; provided, however, that any such failure to obtain any required authorization, consent, order, or approval of any Governmental Authority with respect to the transactions contemplated hereby which failure would entitle such Governmental Authority to take any action seeking to invalidate such transactions shall be deemed to be a Material Adverse Effect.

Section 3.5. Ownership of Purchased Membership Interests.  Seller is the lawful record and beneficial owner of the Purchased Membership Interests and owns such Purchased Membership Interests free and clear of all Encumbrances whatsoever, except for any Encumbrances created by this Agreement, the Initial Purchase Agreement, the Operating Agreement, Purchaser, the Company and restrictions on transfer under federal and state securities laws.  Upon the assignment of the Purchased Membership Interests by Seller to Purchaser in the manner contemplated under ARTICLE II, and the payment by Purchaser of the Purchase Price to Seller, Purchaser will acquire the beneficial and legal title to the Purchased Membership Interests, free and clear of all Encumbrances, except for any Encumbrances created by this Agreement, the Initial Purchase Agreement, the Operating Agreement, Purchaser, the Company or restrictions on transfer under federal and state securities laws.

Section 3.6. Non-Foreign Status.  Seller is not a foreign person as such term is used in U.S. Treasury Regulation Section 1.1445-2.

Section 3.7. No Other Representations.  Except as expressly provided above, or elsewhere in this Agreement, Seller does not make to Purchaser, and Seller hereby expressly disclaims, any representation or warranty of any kind or nature, written or oral, statutory, express or implied, including, without limitation, with respect to the Purchased Membership Interests.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND THE COMPANY

Purchaser and the Company hereby jointly and severally represent and warrant to Seller that:

Section 4.1. Organization and Qualification.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and the Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each of Purchaser and the Company have all requisite corporate power and authority to own, license, use or lease and operate their respective assets and properties and to carry on their respective businesses as they are now conducted, except where the failure to have such power and authority would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

Section 4.2. Authority; Binding Effect of Agreement.  Each of Purchaser and the Company have all requisite corporate power and authority to execute and deliver this Agreement and to perform their respective obligations and consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized and no other corporate proceedings on the part of Purchaser or the Company are necessary to authorize the execution and delivery of this Agreement and the performance by Purchaser and the Company of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Purchaser and the Company and, assuming the due authorization, execution and delivery of this Agreement by the Seller, constitutes valid and binding obligations of Purchaser and the Company enforceable against Purchaser and the Company in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 4.3. No Conflicts. Except for those provisions of the Operating Agreement which may be triggered by the transfer of the Purchased Membership Interests to Purchaser (which transfer does not, however, cause an actual violation, breach or default under the Operating Agreement), the execution and delivery by Purchaser and the Company of this Agreement and the performance of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any provisions of the certificate of incorporation and bylaws of Purchaser or Operating Agreement of the Company, (ii) result in a violation or breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination of, or the loss of a benefit under or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration under the terms, conditions or provisions of any contract or other instrument of any kind to which Purchaser or the Company is now a party or by which Purchaser or the Company or any of its properties or assets may be bound or affected, or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Purchaser or the Company, except with respect to clauses (ii) and (iii) for such violations, breaches and defaults as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect or for which the Purchaser or Company, as the case may be, has obtained a valid waiver; provided, however, that any such violation, breach or default shall be deemed to be a Material Adverse Effect in the event that such violation, breach or default entitles any person to take an action to invalidate the transactions contemplated by this Agreement.

Section 4.4. Consents and Approvals. No declaration, filing or registration with, or notice to, or authorization, consent, order or approval of, any Governmental Authority is required to be obtained or made in connection with or as a result of the execution and delivery of this Agreement by Purchaser or the Company or the performance by Purchaser or the Company of the transactions contemplated by this Agreement, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as are required to be made under the U.S. federal securities laws and, for those, the failure of which to obtain would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; provided, however, that any such failure to obtain any required authorization, consent, order, or approval of any Governmental Authority with respect to the transactions contemplated hereby which failure would entitle such Governmental Authority to take any action seeking to invalidate such transactions shall be deemed to be a Material Adverse Effect.

Section 4.5. Financial Statements

(a) The Company has made available to Seller its unaudited consolidated balance sheet and statements of operations, stockholders’ equity, and cash flows as of and for the fiscal year ended December 31, 2007 and its unaudited consolidated balance sheet and statements of operations, stockholders’ equity, and cash flows as of and for the three months ended March 31, 2008 (collectively, the “Financial Statements”).  Except for normal year-end adjustments, the lack of intercompany eliminations, footnotes and other presentation items, the Financial Statements have been prepared in accordance with GAAP on a consistent basis, and present fairly, in all material respects, the consolidated financial condition of the Company as of such date and the consolidated results of operations of the Company for such period.

(b) On or about May 20, 2008, the Company made available to Seller its projected unaudited consolidated balance sheet as of December 31, 2008, and its projected unaudited statement of operations for the fiscal year ended December 31, 2008 (the "Financial Projections").  The Financial Projections were prepared by the Company based on information available to the Company as of May 20, 2008, and on the Company's management's good faith belief with respect to future events.  The Financial Projections are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such Financial Projections.  The Company does not make any representation or warranty as to the likelihood that such Financial Projections will be achieved and hereby expressly disclaims any such representation or warranty.

Section 4.6. Ownership of Company Membership Interests. Upon consummation of the sale of the Purchased Membership Interests to the Purchaser and the transactions contemplated pursuant to this Agreement, Purchaser will own 100% of the Company Membership Interests.

Section 4.7.  Operating Agreement. Attached hereto as Exhibit A is the Operating Agreement, which agreement is in full force and effect and is the only agreement in effect with respect to the matters described therein.

Section 4.8. Restricted Securities.  Purchaser understands that the Purchased Membership Interests have not been registered under the Securities Act or the securities or blue sky laws of any State of the United States or any other jurisdiction.  Purchaser also understands that the Purchased Membership Interests are being offered and sold pursuant to an exemption from registration contained in the Securities Act and any such State or other jurisdictions’ securities or blue sky laws based in part upon Purchaser’s and the Company’s representations contained in this Agreement.

Section 4.9. Subscriber Bears Economic Risk.  Purchaser has such knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Purchaser is able to bear the economic risk of this investment indefinitely.

Section 4.10. Acquisition For Own Account.  Purchaser is acquiring the Purchased Membership Interests for its own account for investment only, and not with a view towards a distribution thereof in violation of the Securities Act; provided, that this representation and warranty shall not limit Purchaser’s right to sell the Purchased Membership Interests in compliance with applicable securities laws and the Operating Agreement.

Section 4.11. Accredited Investor.  Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act.

Section 4.12. Information.

(a) Purchaser (i) has been provided with such information regarding the Company and the Purchased Membership Interests that it believes necessary for purposes of making an informed decision to enter into this Agreement and acquire the Purchased Membership Interests, (ii) has received and carefully reviewed this Agreement, (iii) has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of Seller concerning the terms and conditions of the acquisition, and (iv) has received any additional information which Purchaser or its advisors or agents has requested.

(b) Purchaser is familiar with and understands the terms of its acquisition of the Purchased Membership Interests pursuant to this Agreement, including the rights to which Purchaser is entitled under this Agreement and the Operating Agreement.  In evaluating the suitability of an investment in the Company, Purchaser has not relied upon any representation or other information  (whether oral or written) from Seller, or any agent, employee or Affiliate of Seller other than as set forth in this Agreement or resulting from Purchaser’s own independent investigation.  Purchaser understands and acknowledges that nothing in this Agreement or any other materials provided to Purchaser in connection with the purchase of the Purchased Membership Interests constitutes investment, tax or legal advice.  To the extent deemed necessary or advisable by Purchaser in its sole discretion, Purchaser has retained, at its sole expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Purchased Membership Interests hereunder.

Section 4.13. No Public Market.  Purchaser understands that no public market now exists for any of the Company Membership Interests, and that Seller has made no assurances that a public market will ever exist for the Company Membership Interests.

Section 4.14. Legends.  Purchaser understands that certificates representing the Purchased Membership Interests will bear legends required under applicable federal and state securities laws.

Section 4.15. No Other Representations.  Except as expressly provided above, or elsewhere in this Agreement, neither Purchaser nor the Company makes to Seller, and Purchaser and the Company hereby disclaim, any representation or warranty of any kind or nature, written or oral, statutory, express or implied, including, without limitation, with respect to Purchaser, the Company or any of their respective Subsidiaries or any of their respective assets.

ARTICLE V

COVENANTS AND OTHER AGREEMENTS

Section 5.1. Transfer Taxes.  All transfer, registration, stamp, documentary, sales, use and similar Taxes, any penalties, interest and additions to Tax, and fees incurred in connection with the purchase of the Purchased Membership Interests, shall be the responsibility of and be timely paid by Purchaser.

Section 5.2. Public Announcements.  Any press release with respect to the execution of this Agreement or the transactions contemplated hereby shall be a joint press release mutually agreed to by Seller and Purchaser.  Neither Seller nor Purchaser nor any of their respective Affiliates shall issue or cause the dissemination of any press release or other public announcements or statements with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, which consent will not be unreasonably withheld, except as may be required by law or by any listing agreement with a national securities exchange or trading market, in which case the disclosing party shall provide the other party with a reasonable opportunity to review and comment on any such release prior to its dissemination.

Section 5.3. Further Assurances; Post-Closing Cooperation.  From time to time after the Closing, without additional consideration, each of the parties hereto will (or, if appropriate, cause their Affiliates to) execute and deliver such further instruments and take such other action as may reasonably be requested by the other parties to make effective the transactions contemplated by this Agreement, including any instruments reasonably requested by Purchaser or the Company to transfer the collateral securing the Repurchase Agreement (as hereinafter defined), including without limitation all of the certificates representing residual interests and each of the promissory notes pledged thereunder.  Further, if any party to this Agreement shall following the Closing have in its possession any asset or right that under this Agreement should have been delivered to the other, including payments made to such party following the Closing, such party shall promptly deliver such asset or right to the other.

Section 5.4. Financial Statements for 2008.   The Company shall make available to Seller, by no later than March 31, 2009, its unaudited consolidated balance sheet and statements of operations, stockholders’ equity, and cash flows as of and for the fiscal year ended December 31, 2008.  Except for normal year-end adjustments, the lack of intercompany eliminations, footnotes and other presentation items, such financial statements will be prepared in accordance with GAAP on a consistent basis, and will present fairly, in all material respects, the consolidated financial condition of the Company as of such date and the consolidated results of operations of the Company for such period.

Section 5.5. Transfer Approved.  Purchaser and Seller, being the sole members of the Company, hereby acknowledge and agree that Section 16 of the Operating Agreement has been satisfied.

Section 5.6. Withdrawal as a Member of the Company.  Seller agrees that it shall be deemed to have withdrawn as a member of the Company effective as of the time of Closing and shall have no rights or obligations as a member under or pursuant to the Operating Agreement commencing as of the time of Closing, other than the right to indemnification and limitation of liability rights of a member set forth in the Operating Agreement.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF PARTIES

Section 6.1. Conditions Precedent to Each Party’s Obligations at the Closing.  The respective obligations of each party to effect the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, which conditions may be waived, in whole or in part, at the option of each party to the extent permitted by law:

(a) Consents and Approvals.  All necessary consents and approvals of any Governmental Authority or any other Person required for the consummation of the transactions contemplated by this Agreement shall have been obtained; and

(b) No Orders.  No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by a Governmental Authority that prohibits the consummation of the transactions contemplated by this Agreement shall be in effect.

Section 6.2. Conditions Precedent to the Obligations of Seller at Closing.  Seller’s obligation to complete the sale of the Purchased Membership Interests at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, which conditions may be waived, in whole or in part, at the option of Seller to the extent permitted by law:

(a) Representations and Warranties Correct.  The representations and warranties made by Purchaser and the Company in Article IV hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing Date, except those representations and warranties of Purchaser and the Company that speak as of a certain date or time, provided such representations and warranties shall have been true and correct in all material respects as of such date;

(b) Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser and the Company on or prior to the Closing Date shall have been performed or complied with in all material respects;

(c) Repayment of Loan. All amounts due Seller under the Master Repurchase Agreement and Supplemental Terms and Conditions thereto (together the “Repurchase Agreement”), each dated as of November 3, 2005 by and between HS Special Purpose, LLC and Citigroup Global Markets Realty Corp., as amended, shall have been repaid and there shall be no outstanding obligations of any nature owed by any party to Seller pursuant to the terms of the Repurchase Agreement, the Parent Guaranty, dated as of December 21, 2006, by Purchaser in favor of Seller (the “Parent Guaranty”), or the Amended and Restated Guaranty, dated as of December 21, 2006, by the Company in favor of Seller (the “Amended and Restated Guaranty”), and HS Special Purpose, LLC, the Purchaser and the Company shall have executed a termination agreement with respect to the Repurchase Agreement, the Parent Guaranty and the Amended and Restated Guaranty in the form attached hereto as Exhibit B;

(d) Payment of Legal Fees. Purchaser shall have paid all legal fees and expenses due to Thacher Proffitt & Wood llp in connection with the drafting and negotiation of this Agreement and the consummation of the transactions contemplated herein; and

(e) Closing Deliveries by Purchaser.  Purchaser shall have paid the Purchase Price by wire transfer of immediately available funds to the account set forth on Schedule 1 to this Agreement.

Section 6.3. Conditions to the Obligations of Purchaser at Closing.  Purchaser’s obligation to complete the acquisition of the Purchased Membership Interests at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, which conditions may be waived, in whole or in part, at the option of Purchaser to the extent permitted by law:

(a) Representations and Warranties Correct.  The representations and warranties made by Seller in Article III hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing Date, except those representations and warranties of Seller that speak as of a certain date or time, provided such representations and warranties shall have been true and correct in all material respects as of such date;

(b) Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by Seller on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c) Purchased Membership Interests.  On the Closing Date, Seller shall have delivered to Purchaser a certificate representing the Purchased Membership Interests acquired from Seller pursuant to this Agreement together with such instruments of transfer and assignment as Purchaser may reasonably request or, in the event such certificate shall have been lost, stolen or destroyed, the Seller shall make an affidavit of that fact, which affidavit shall include an indemnification agreement against any claim that may be made against Purchaser with respect to ownership of such certificate.

(d) Delivery of Collateral.  Assuming the condition set forth in Section 6.2(c) above has been satisfied, the Seller shall deliver or cause to be delivered to Purchaser or its designee all of the collateral securing the Repurchase Agreement, including without limitation all of the certificates representing residual interests and each of the promissory notes pledged thereunder.  In the event any of the certificates, promissory notes or other documents with respect to such collateral shall have been lost, stolen or destroyed, the Seller shall make an affidavit of that fact, which affidavit shall include an indemnification agreement against any claim that may be made against Purchaser with respect to ownership of such certificate or certificates, promissory note or promissory notes or other documents that have been lost, stolen or destroyed.

(e) Termination Agreement.  Seller shall have executed a termination agreement with respect to the Repurchase Agreement, the Parent Guaranty and the Amended and Restated Guaranty in the form attached hereto as Exhibit B.

(f) Payment Direction Letter.  Seller shall have executed a payment direction letter with respect to the Repurchase Agreement in the form attached as Exhibit C.

ARTICLE VII

DISPUTE RESOLUTION

Section 7.1. Survival of Representations and Warranties.

(a) The representations and warranties of Seller, Purchaser and the Company contained in this Agreement will survive the Closing for a period of eighteen months commencing on the Closing Date.  Except as otherwise expressly provided in this Agreement, each covenant hereunder to be performed after the Closing shall survive until fully performed.

(b) No party’s rights hereunder (including rights under this ARTICLE VII) shall be affected by any investigation conducted by or any knowledge acquired (or capable of being acquired) by such party at any time, whether before or after the execution or delivery of this Agreement.

Section 7.2. Damages.

(a) No party shall be liable for any consequential damages, including loss of revenue, income or profits, loss in value of assets or securities, punitive, special, treble, remote, special or indirect damages, or loss of business reputation or opportunity relating to the breach of this Agreement, including for any claim based upon any multiplier of such party’s earnings before interest, Tax, depreciation or amortization, or any similar valuation metric.

(b) The parties shall treat any payments with respect to Losses arising from a breach or violation of the representations and warranties contained in this Agreement as an adjustment to the Purchase Price for all U.S. federal, state, local and foreign Tax purposes, except as otherwise required by applicable law.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Notices.  All notices, requests and other communications under this Agreement must be in writing and will be deemed to have been duly given upon receipt by the parties at the following addresses or facsimiles (or at such other address or facsimile for a party as shall be specified by notice):

If to Seller:

Citigroup Global Markets Realty Corp.
390 Greenwich Street
New York, New York 10013
Attention:  Perry Defelice
Facsimile:  (212) 723-8604

With a copy to:
Attention:  General Counsel
Facsimile.:  (212) 801-4007

With a copy (which shall not constitute notice) to:

Thacher Proffitt & Wood llp
Two World Financial Center
New York, New York 10281
Attention:  Robert C. Azarow
Facsimile:  (212) 912-7751

If to Purchaser or the Company:

Bimini Capital Management Inc.
3305 Flamingo Drive
Vero Beach, Florida 32963
Attention:  General Counsel
Facsimile:  (772) 234-3355

With a copy (which shall not constitute notice) to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention:  Karl Roessner
Facsimile:  (212) 878-8375

Section 8.2. Entire Agreement.  This Agreement and the exhibits hereto supersede all prior and contemporaneous discussions and agreements, both written and oral, among the parties with respect to the subject matter of this Agreement and constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement.

Section 8.3. Expenses.  Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated by this Agreement.

Section 8.4. Waiver.  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.  No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

Section 8.5. Amendment.  This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party to this Agreement.

Section 8.6. No Third-Party Beneficiary.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective heirs, personal representatives, successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

Section 8.7. Assignment; Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto; provided, however, that Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder).

Section 8.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 8.8 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF NEW YORK OTHER THAN FOR SUCH PURPOSE.  Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 8.1.  Such service of process shall have the same effect as if the party being served were a resident in the State of New York and had been lawfully served with such process in such jurisdiction.  The parties hereby waive all claims of error by reason of such service.  Nothing herein shall affect the right of any party to service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts.

Section 8.9. Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 8.10. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 8.11. Counterparts.  This Agreement may be executed in any number of counterparts, including by facsimile signature thereof, all of which will constitute one and the same instrument.

Section 8.12. Interpretation.  The parties have participated jointly in negotiating and drafting this Agreement.  If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Signatures begin on the next page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BIMINI CAPITAL MANAGEMENT INC.

By:
Name:
Title:

ORCHID ISLAND TRS, LLC

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:
Name:
Title: